CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Post Effective Amendment to the Registration Statement on Form N-1A of Saratoga Advantage Trust regarding the Prospectus and Statement of Additional Information of James Alpha Global Enhanced Real Return Portfolio, a series of the Saratoga Advantage Trust.

                                                                                 /s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 31, 2011